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                                                                    EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

                                                           For More Information,
                                                                  Please Contact
     John Heyman - Co-Chief Executive and Chief Financial Officer (770) 576-6705
               Melissa Coley - Radiant Systems Investor Relations (770) 576-6577

Radiant Systems, Inc. exceeds consensus earnings estimates for the first quarter ended March 31, 2002

Atlanta, GA, April 25, 2002--Radiant Systems, Inc., (NASDAQ: RADS) a leading provider of enterprise-wide technology solutions to businesses that serve the consumer, today announced financial results for the first quarter ended March 31, 2002. Earnings per share results for the quarter exceeded First Call consensus estimates of the financial analysts covering the Company. Net income for the first quarter ended March 31, 2002, was $1.5 million, or $0.05 per diluted share, an increase of $1.1 million, or $0.04 per diluted share, compared to net income of $375,000, or $0.01 per diluted share, for the same period in 2001. Total revenues for the first quarter ended March 31, 2002 were $31.3 million, a decrease of $2.7 million, or 8.0%, from revenues of $34.0 million for the same period in 2001.

"The Radiant 6e releases are performing exceptionally well in the field. Our clients are beginning to achieve the benefits from this generation of products which were developed through the outstanding efforts of people across Radiant. We have made significant investments in this suite of products, and with its general release during the first quarter we are beginning see the potential for significant returns on our Radiant 6e investment," commented Radiant Systems Chairman and Co-Chief Executive Officer Erez Goren.

Mr. John Heyman, the Company's Co-Chief Executive Officer and Chief Financial Officer commented, "We are pleased with our financial performance during the quarter. Our improved gross margins and continued efforts around cost control led to improved profitability enabling us to exceed consensus earnings per share estimates of $0.02 per diluted share." Mr. Heyman continued, "The release of Radiant 6e is enabling us to begin implementing many of the significant contracts we have previously entered into with our

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clients. Additionally, these rollouts are producing early, referenceable value statements from our clients that are our most powerful selling tool. Accordingly, we are seeing excellent momentum in our pipeline and expect that to translate into increased revenues and backlog in the future."

The Company will webcast its first quarter 2002 financial results conference call today. The webcast will begin at 5:00 p.m. Eastern Time and will be available at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=RADS&script=2100. The webcast will also be available for replay through May 30, 2002.

Radiant Systems, Inc. helps companies improve product profitability, employee productivity and customer service through use of innovative technology. Radiant's mission is to enable businesses to achieve operational excellence through intelligent technology. To accomplish this mission, Radiant combines powerful technology platforms, deep industry knowledge and strategic partnerships to deliver strong returns on systems investments for companies ranging in size from single site operators to multinational corporations. Headquartered in Atlanta, Radiant Systems (www.radiantsystems.com) has deployed its solutions to tens of thousands of sites worldwide.

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations, including the Company's projected revenues and earnings per share guidance; (iii) the Company's growth strategy and operating strategy; (iv) the Company's new or future product offerings, and (v) the declaration and payment of dividends. The words "may," "would," "could," "will," "expect," "estimate," "anticipate," "believe," "intend," "plans," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking

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statements as a result of various factors. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are the Company's reliance on a small number of clients for a larger portion of its revenues, fluctuations in its quarterly results, ability to continue and manage its growth, liquidity and other capital resources issues, competition and the other factors discussed in detail in the Company's filings with the Securities and Exchange Commission.

                                      MORE

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                              RADIANT SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                    ASSETS

                                                                                  March 31,        December 31,
                                                                                     2002               2001
                                                                                ---------------   ---------------
                                                                                 (unaudited)
Current assets
     Cash and cash equivalents ............................................           $ 28,739          $ 33,924
     Accounts receivable, net .............................................             25,453            20,988
     Inventories ..........................................................             16,079            17,290
     Other short-term assets ..............................................              3,227             3,401
                                                                               ---------------   ---------------
                    Total current assets ..................................             73,498            75,603

Property and equipment, net ...............................................             13,662            14,590
Software development costs, net ...........................................             16,443            15,229
Intangibles and other long-term assets ....................................             24,650            19,740
                                                                                ---------------   ---------------
                                                                                     $ 128,253         $ 125,162
                                                                                ===============   ===============


                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
     Accounts payable and accrued liabilities .............................           $ 11,849          $ 10,176
     Customer deposits and unearned revenue ...............................              9,713             9,762
     Current portion of long-term debt ....................................                467               460
                                                                                ---------------   ---------------
                    Total current liabilities .............................             22,029            20,398
                                                                                ---------------   ---------------


Long-term debt, less current portion .....................................               1,031             1,150
                                                                                ---------------   ---------------
                    Total liabilities ....................................              23,060            21,548
                                                                                ---------------   ---------------

Shareholders' equity
     Common stock, no par value; 100,000,000 shares authorized;
     27,552,338 and 27,511,793 shares issued and outstanding ............                    0                 0
     Additional paid-in capital .........................................              112,997           113,016
     Deferred compensation ..............................................                 (718)             (818)
     Accumulated deficit ................................................               (7,086)           (8,584)
                                                                                ---------------   ---------------
                    Total shareholders' equity ..........................              105,193           103,614
                                                                                ---------------   ---------------

                                                                                     $ 128,253         $ 125,162
                                                                                ===============   ===============

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                              RADIANT SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                       For the three months ended
                                                                     March 31, 2002   March 31, 2001
                                                                    ---------------  ---------------
                                                                      (unaudited)      (unaudited)
Revenues:
  System sales ..............................................             $ 17,128         $ 20,499
  Client support, maintenance and other services ............               14,160           13,498
                                                                    ---------------  ---------------
     Total revenues .........................................               31,288           33,997

Cost of revenues:
  System sales ..............................................                7,727           10,496
  Client support, maintenance and other services ............                8,529            8,983
                                                                    ---------------  ---------------
     Total cost of revenues .................................               16,256           19,479
                                                                    ---------------  ---------------

Gross profit ................................................               15,032           14,518

Operating Expenses:
  Product development .......................................                3,462            2,454
  Sales and marketing .......................................                4,807            4,715
  Depreciation and amortization .............................                1,439            2,324
  Non-recurring charges .....................................                    -            1,023
  General and administrative ................................                2,912            3,998
                                                                    ---------------  ---------------

Income from operations ......................................               2,412                 4

Interest income, net ........................................                 206               573
                                                                    ---------------  ---------------

Income before income taxes ..................................               2,618              577

Income tax provision ........................................                1,120              202
                                                                    ---------------  ---------------

Net income ..................................................              $ 1,498            $ 375
                                                                    ===============  ===============

Basic and diluted income per share:
     Basic income per share ..................................              $ 0.05           $ 0.01
                                                                    ===============  ===============
     Diluted income per share ................................              $ 0.05           $ 0.01
                                                                    ===============  ===============

Weighted average shares outstanding:
     Basic ...................................................              27,560           27,674
                                                                    ===============  ===============
     Diluted  ................................................               29,006           29,442
                                                                    ===============  ===============